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                          AMERUS LIFE HOLDINGS, INC.

           PROXY SOLICITED BY BOARD OF DIRECTORS FOR THE SPECIAL
           MEETING OF SHAREHOLDERS TO BE HELD DECEMBER 18, 1997


 P The undersigned shareholder of AmerUs Life Holdings, Inc., an Iowa corporation (the "Company"), hereby appoints Roger K. Brooks, Sam C. Kalainov and James A. Smallenberger, of any of them, as the
 R undersigned's true and lawful agents and proxies, with full power of substitution in each of them, to represent and vote all shares of Class A Common Stock of the Company which the undersigned is entitled to
 0 vote at the Special Meeting of shareholders of the Company to be held in offices of AmerUs Life Insurnance Company at 611 Fifth Avenue, Des Moines, Iowa, on December 18, 1997 at 10:00 a.m., local time, and any postponement
 X or adjournment thereof, as fully as the undersigned could if personally present, upon the proposals set forth on the reverse side hereof and to transact such other business as may properly come before the meeting.
 Y   The undersigned acknowledges receipt of the Notice of the Special
     Meeting of shareholders and of the accompanying Proxy
     Statement/Prospectus dated November 12, 1997 and revokes any proxy heretofore given with respect to such meeting.

     You are encouraged to specify your choice by marking the appropriate box on the reverse side of this card. IF YOU SIGN AND RETURN THIS CARD BUT DO NOT MARK ANY BOXES, YOUR SHARES OF CLASS A COMMON STOCK OF THE COMPANY WILL BE VOTED FOR THE PROPOSAL TO APPROVE THE STOCK ISSUANCE AS MORE FULLY DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS DATED NOVEMBER 12, 1997, AND IN THEIR DISCRETION ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

     IMPORTANT -- this proxy must be signed and dated on the reverse side.

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       PLEASE MARK YOUR                                               0444
 /X/   VOTES AS IN THIS
       EXAMPLE.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ITEM 1

     Item 1 -- The Proposal to Approve the Stock Issuance of shares of Class
               A Common Stock of the Company pursuant to the Amended and Restated Agreement and Plan of Merger among AmVestors Financial Corporation, the Company and a wholly owned subsidiary of the Company, all as more fully described in the accompanying Proxy Statement/Prospectus.

                         FOR              AGAINST            ABSTAIN
                         /  /              /  /                /  /


          THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPSOAL 1.

          Please mark the following box if you plan to attend the Special Meeting. / /

          Please Mark, Sign, Date and Return this Proxy Card Promptly Using the Enclosed Envelope.

          Please sign name exactly as it appears hereon. If joint tenants, both should sign. Give full title if signing as attorney, executor, administrator, trustee or guardian. If a corporation, sign full corporate name by authorized officer. If a partnership, sign partnership name by authorized person.


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                                           Signature of Shareholder(s)

                                       Date ----------------------------, 1997